UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 25, 2008

Hanmi Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30421 (Commission File Number)	95-4788120 (IRS Employer Identification No.)

3660 Wilshire Boulevard
Los Angeles California		90010
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (213) 382-2200

Not applicable
(Former name of former address, if changed since last report)

     Check the appreciate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported, on April 25, 2008 the Board of Directors of Hanmi Financial Corporation appointed Mr. Robert Abeles as a Class II director. At that time, the Board did not assigned Mr. Abeles to any committee. On June 4, 2008, Mr. Abeles was assigned to serve as Chairperson of the Audit Committee and a member of the Nominating and Corporate Governance Committee for Hanmi Financial Corporation and as Vice Chairperson of the Loan Committee and a member of the Investment Committee, and Credit Management Committee of Hanmi Bank.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2008	Hanmi Financial Corporation
	By:	/s/ Chung Hoon Youk
Chung Hoon Youk
Interim President and Chief Executive Officer